EXHIBIT 10.22


                 [GRAPHIC OF ARCH COAL, INC. LOGO APPEARS HERE]




                                 ARCH COAL, INC.

                           INCENTIVE COMPENSATION PLAN

















Effective:  January 1, 1998

                                 ARCH COAL, INC.
                           INCENTIVE COMPENSATION PLAN


1.    PURPOSE OF THE PLAN

      The purpose of the Arch Coal, Inc. Incentive Compensation Plan (the "Plan") is to provide an opportunity for key employees of Arch Coal, Inc. and its subsidiaries (the "Company") to earn competitive annual cash incentive awards through the achievement of both Company and individual performance goals.

2.     DEFINITIONS

          A. "Award" means the portion of the amount earned by a Participant for a Plan Year in accordance with Section 5 and shall consist of the sum of two parts: (i) the Individual Performance Portion; and (ii) the Quantitative Performance Portion.

          B. "Base Salary" means all cash pay earned by a Participant from the Company for his or her personal services while a Participant during a Plan Year, plus any amount contributed by the Participant pursuant to the Company's Employee Thrift Plan for such year, less any Award or incentive bonus earned or received during such year.

          C. "CEO" means the Chief Executive Officer of the Company.

          D. "Committee" means the Personnel & Compensation Committee of the Board of Directors of Arch Coal, Inc.

          E. "Company" means Arch Coal, Inc. and its subsidiaries.

          F. "Corporate Participant" means a Participant employed at Arch Coal, Inc. or a non-coal producing division thereof.

          G. "Corporate Performance Measurement" shall mean the financial performance goal which may be established by the Committee from time to time for the Company.

          H. "Division" means a coal producing subsidiary or unit of the Company.

          I. "Division Participant" means a participant employed at a Division.

          J. "Group Heads" means those executive officers with responsibility over multiple Divisions and/or Mines and Facilities.

          K. "Individual Performance Portion" is the portion of an Award which is based on the individual performance of the Participant.

          L. "Maximum Award Opportunity" shall be the maximum annual incentive Award that a Participant is eligible for under this Plan and shall be determined as set forth in Section 4.

          M. "Mine/Facility" means a coal producing unit or loading facility of a Division.

          N. "Mine/Facility Participant" means a participant who is employed at a coal producing unit or loading facility of a Division.

          O. "Participant" means an employee who has been recommended by the CEO and approved by the Committee to participate in the Plan.

          P.   "Performance   Goals"  means  those  individual   and/or  Company
          performance objectives determined at the beginning of each Plan year.

          Q. "Performance Rating Percentage" is the subjective performance rating established for each individual by his or her supervisor as determined pursuant to Section 5(A) and confirmed by the CEO of the Company.

          R. "Plan" means the Arch Coal, Inc. Incentive Compensation Plan.

          S. "Plan Year" means the current calendar year, commencing on January 1 and ending on December 31.

          T. "Quantitative  Performance  Portion" is the portion of an actual or
          potential   Award  which  is  based  on  the  achievement  of  various measurable goals.

3.    ELIGIBILITY

           A. All salaried employees of the Company are eligible to participate in the Plan, subject to Committee approval of Plan Participants on an annual basis. Six levels of participation in the Plan are hereby established and a designated Maximum Award Opportunity has been established for each level. Levels may be modified, added or subtracted and the Committee may, in its discretion, include Participants in different levels from time to time in their discretion, regardless of the position actually held by the Participant.

           B. A new Participant may be entered into the Plan by the CEO at any time during the Plan Year if such new Participant is taking a position which has been previously approved for participation in the Plan by the Committee.

           C. Participants will cease to be participants in the Plan effective as of the date they no longer hold an approved position for participation in the Plan.

4.    MAXIMUM AWARD OPPORTUNITY

      The Maximum Award Opportunity is a percentage of the Base Salary of the Participant and is different for each level of participation established under the Plan. The Maximum Award Opportunity (expressed as a percentage of Base Salary for each level of participation) shall be as follows:

       ------------------------------------------------------------
                                   Maximum Award Opportunity
               Level                 (As % of Base Salary)

                 I                            100%
                 II                            80%
                III                            60%
                 IV                            40%
                 V                             25%
                 VI                            15%
       ------------------------------------------------------------

5.    AMOUNT/PAYMENT OF AWARD

      A Participant's Maximum Award under this Plan shall be the sum of two parts: (i) an Individual Performance Portion calculated pursuant to
      Section 5(A); and (ii) a Quantitative Performance Portion calculated pursuant to Section 5(B).

      A Participant's level of participation in the Plan will determine how much of his/her Maximum Award Opportunity will be based on individual performance criteria pursuant to Section 5(A) and how much will be based on quantitative criteria pursuant to Section 5(B). The chart below shows the weighting of each performance measure by Plan Level.
      These percentages are as follows:

----------------------------------------------------------------------
                Weighting Assigned to Performance Measures
----------------------------------------------------------------------
                                                  Mine
Executive Position  Corporate      Group     Division  Facility  Individual
------------------  ---------      -----     --------  --------  ----------
CORPORATE
  Level I and II    90%                                          10%
  Level III         80%                                          20%
  All Others        80%                                          20%
GROUP HEADS
  Level II          60%            30%                           10%
DIVISION
  Level III         40%                      40%                 20%
  All Others        20%                      40%                 40%
MINE/FACILITY
  All               20%                      20%       40%       20%

-------------------------------------------------------------------

      A.   Individual Performance Portion

           At the beginning of each Plan Year, the Chief Executive Officer or the Participant's immediate supervisor will meet with each Participant to establish Performance Goals for each Participant for the year. These goals should be signed by the Participant as an acknowledgment of what is expected and approved by the Participant's immediate supervisor.

           The performance of the Participant for each Plan Year will be evaluated with respect to achievement of the Performance Goals. A
           Performance Rating Percentage for each Participant will be determined. The Individual Performance Portion, if any, earned by the Participant will be based on this final rating. The evaluation of a Participant's performance in achieving his/her goals will be subjective and the Individual Performance Portion deemed earned, as determined by the CEO of the Company and approved by the Committee, shall be conclusive.

           The percentage of the Individual Performance Portion of the Award earned will be based on the following chart:

            ---------------------------------------------------------
                Performance Rating            Percentage of
                    Percentage         Individual Performance
                                           Portion Earned

                   Less than 70                 - 0-
                       70-74                     30%
                       75-79                     44%
                       80-84                     58%
                       85-89                     72%
                       90-94                     86%
                   95 and above                 100%
            ---------------------------------------------------------

           A minimum Performance Rating Percentage of 70% will be required for any Award to be earned for a Plan Year

      B.   Quantitative Performance Portion

           The Quantitative Performance Portion of an Award will be determined upon the achievement of various measurable corporate and/or operational goals. These goals will be established by the Committee prior to the beginning of each Plan Year. Awards will be based upon the achievement of different goals and performance measurements, depending on whether the Participant is a Corporate Participant, Group Participant, Division Participant or Mine/Facility Participant and the specific position held.

           The  following  chart  shows  the  weighting  each  goal  has  in the
           determination   of   each   Participant's    potential   Quantitative
           Performance Portion:

-------------------------------------------------------------------
                             PERFORMANCE MEASURES

     Unit           % Measurement                      Coverage
     ----           -------------                      --------

     Corporate:     100% Return on Equity

     Group:         50% Economic Performance Measure*  Of entire
                    25% Safety**                       group
                    25% Environmental Compliance***

     Division:      50% Economic Performance Measure*  Of entire
                    25% Safety**                       division
                    25% Environmental Compliance***

     Mine:          50% Economic Performance Measure*  Of specific
                    25% Safety**                       mine
                    25% Environmental Compliance***

  *   Transfer price-based profit divided by net assets employed
 **   Based upon Safety-related Key Performance Indicators
***   Based upon Environmentally-related Key Performance Indicators

      C.   Miscellaneous Rules

                     i. The goals  established  under  Sections 5(A) and (B) for
                Group Participants who possess responsibility for multiple operations will equal the weighted average composite goal of the Divisions, Mines and/or Facilities for which they are responsible. The goals for Division Participants shall equal the weighted average composite goal of all Divisions.

                     ii. The Committee  shall approve any and all payments under this Plan and reserves the discretionary right to increase, decrease, modify or eliminate any Awards which would otherwise be payable under the Plan.

                    iii. Awards determined under this Plan may only be paid if:

                   -- They are approved by the Committee; and

                  -- The Participant continues to be employed by the Company and continues to perform in a satisfactory manner through the day the approved Awards are actually paid.

                     iv. Any rights a  Participant  may have to receive an Award will be forfeited if the Participant's full-time employment is terminated prior to the actual date of payment; however, the Committee shall determine to what extent, if any, an Award shall be payable under the Plan and may elect to make a pro rata payment (based on full months of participation during the year or otherwise) in its sole discretion.

6.    PAYMENT OF AWARD

      The Award, if any, earned in accordance with Section 5 shall be paid in cash by the Company to the Participant within a reasonable period, which in most cases will usually be thirty (30) days after approval of the Awards by the Committee.

7.    DEATH OR DISABILITY

      In the event of a Participant's death or permanent and total disability prior to receiving his or her Award, a pro rata payment of such Award (based on full months of participation) shall be paid to the Participant or to the Participant's designated beneficiary (or to his or her estate in the event the Participant dies without previously having designated a beneficiary in writing to the Company) pursuant to Section 6.

8.   AMENDMENT OR TERMINATION OF THE PLAN

      The Committee reserves the right to terminate or amend the Plan, in whole or in part, at any time and from time to time, provided that no amendment or termination shall adversely affect any Award previously earned by a Participant.

9.      EFFECTIVE DATE OF THE PLAN

     The Plan shall become effective and Awards hereunder may be earned on and after January 1, 1998 and until such time as the Plan shall be terminated by the Committee.

10.     LIMITATION ON AWARDS

     The maximum aggregate Awards payable under the Plan during any Plan Year shall not exceed 7.5% of the Company's reported net income for that calendar year.

IN WITNESS WHEREOF, the Company has executed this Plan this 27th day of January, 1998.

                                  ARCH COAL, INC.


                                  By: /s/ Jeffry N. Quinn

ATTEST:                           Its: Sr. V.P.-Law & HR


/s/ Miriam Rogers Singer